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                                                                  Rule 424(b)(3)
                                                     Registration No. 333-112274

           Addendum to Prospectus Supplement Dated February 27, 2004

                                                       Dated: April 1, 2004

                                STATE OF ISRAEL
                        FOURTH VARIABLE RATE LIBOR NOTES
                        --------------------------------

Initial Interest Rate for Notes purchased during April 2004 is 1.7875%. This interest rate was calculated as follows:

Applicable LIBOR        +      Number of basis points        =    Initial Rate
for April 2004                 set by State of Israel
                               at beginning of monthly
                               sales period


1.1875%                 +      60 Basis Points               =  1.7875%

Applicable LIBOR is then adjusted July 1 and January 1.

Notes purchased in May 2004 will receive the rate and spread in effect for that sales period.